EXHIBIT 99.1

                                              UNOCAL
                                              2141 Rosecrans Avenue, Suite 4000
                                              El Segundo, California 90245

                                  [UNOCAL LOGO]

                                              NEWS RELEASE

                                              Contact: Barry Lane (News media)
                                                       310-726-7665
                                                       Robert Wright (Investors)
                                                       310-726-7665

          UNOCAL RECEIVES MERGER PROPOSAL FROM CNOOC FOR $67 PER SHARE


       El Segundo, Calif., June 22, 2005 - Unocal Corporation (NYSE: UCL) today said it has received a proposal from CNOOC Limited, an affiliate of China National Offshore Oil Company, to acquire all outstanding shares of Unocal for $67 per share in cash.
       On April 4, 2005, Unocal agreed to be acquired by Chevron Corporation in a merger that offers Unocal stockholders an election, subject to proration, between $65 in cash, 1.03 shares of Chevron common stock and a combination of cash and Chevron common stock for each Unocal share.
       In connection with entering into the Chevron merger agreement, the Unocal board of directors recommended the transaction to Unocal stockholders. That recommendation remains in effect.
       Unocal said that it intends to evaluate the CNOOC proposal in a manner consistent with the board's fiduciary duties and its obligations under the Chevron agreement. Unocal also said that there can be no assurance that the proposal would result in a definitive agreement with CNOOC.

ABOUT UNOCAL CORPORATION

       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia. For additional information about Unocal's global activities, visit the company's web site at www.unocal.com.







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ADDITIONAL INFORMATION FOR INVESTORS
Chevron has filed a preliminary Form S-4, Unocal will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with Chevron with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain the documents free of charge at the Web site maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by contacting Chevron Comptroller's Department, 6001 Bollinger Canyon Road - A3201, San Ramon, CA 94583-2324. You may obtain documents filed with the SEC by Unocal free of charge by contacting Unocal Stockholder Services at (800) 252-2233, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245.

Chevron, Unocal, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Unocal's stockholders in connection with the proposed Chevron merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Unocal and their ownership of Unocal stock is set forth in the proxy statement for Unocal's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decisions.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Except for the historical and factual information contained herein, the matters set forth herein, including statements as to the proposed merger transaction with Chevron, the CNOOC proposal and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including uncertainties as a result of the CNOOC proposal and other risk factors as detailed from time to time in Unocal's reports filed or furnished with the SEC, including Unocal's most recent Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Unocal undertakes no obligation to update publicly any forward-looking statements herein, whether as a result of new information, future events or otherwise.

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